SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 16, 2003

                                    LBP, INC.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                        0-24094                13-3764375
  (State or Other Jurisdiction     (Commission File Number)     (IRS Employer
Of Incorporation or Organization)                            Identification No.)

200 Mamaroneck Avenue, White Plains, New York                       10601
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code: (914) 428-9098

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Item 5. Other Events.

      (1) On May 16, 2001, Registrant's stockholders approved and adopted a Plan of Complete Liquidation, Dissolution and Termination of Existence (the "Plan").

      (2) Registrant filed its Certificate of Dissolution with the Delaware Secretary of State and the effective date of the dissolution was June 29, 2001.

      (3) In accordance with Registrant's request, on October 15, 2001, Registrant's transfer agent closed Registrant's stock transfer books and discontinued recording transfers of Registrant's Common Stock.

      (4) On October 25, 2001, pursuant to an Order of the Delaware Court of Chancery, Registrant made an interim distribution in the amount of $25,500,000, representing $5.10 per share, to stockholders of record on October 15. On October 15, 2001, Registrant filed with the SEC a Current Report on Form 8-K reporting its intention to make this distribution.

      (5) In accordance with Registrant's request, on October 26, 2001, the NASDAQ delisted and ceased trading in Registrant's Common Stock.

      (6) On October 15, 2002, pursuant to an Order of the Delaware Court of Chancery, Registrant made a final distribution in the amount of $4,250,000, representing $0.8475 per share, to stockholders of record on October 15, 2001, and on October 30, 2002, Registrant filed with the SEC a Current Report on Form 8-K reporting this event.

      (7) Since approval of the Plan, Registrant distributed to stockholders an aggregate of $29.75 million. Subsequent to the final distribution, Registrant paid all taxes and remaining expenses in the aggregate amount of $12,193 and on December 27, 2002 and January 8, 2003, Registrant contributed to Junior Achievement and the YMCA of Central and Northern Westchester its remaining assets of $8,000 in cash.

      (8) On April 16, 2003, Registrant filed with the SEC a Certification and Notice of Termination of Registration on Form 15.


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

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              LBP, INC.
                                              (Registrant)


                                              By: /s/ Leigh J. Abrams-President
                                                  -----------------------------

Date: April 16, 2003


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